UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 20, 2009
Dollar Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50866 (Commission File Number)	23-2636866 (I.R.S. Employer Identification Number)

1436 Lancaster Avenue
Berwyn, Pennsylvania	19312
(Address of Principal Executive Offices)	(Zip Code)
(610) 296-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.
Dollar Financial Corp. (the “Company”) is filing this Current Report on Form 8-K (this “Report”) to reflect certain required accounting adjustments and reclassifications described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “Original 2009 Form 10-K”), filed on September 3, 2009. Except as set forth below, neither this Report nor the Exhibits hereto reflect any events occurring after the filing of the Original 2009 Form 10-K, or modify or update the disclosures in the 2009 Form 10-K and the Company’s filings made with the Securities and Exchange Commission (“SEC”) subsequent to the filing of the Original 2009 Form 10-K, including any amendments to those filings.
As previously disclosed in the Original 2009 Form 10-K, in May 2008 the Financial Accounting Standards Board (“FASB”) issued Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled Upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers of convertible debt that can be settled in cash to separately account for ( i.e., bifurcate) a portion of the debt associated with the conversion feature and reclassify this portion to stockholders’ equity. The liability portion, which represents the fair value of the debt without the conversion feature, is accreted to its face value using the effective interest method by amortizing the discount between the face amount and the fair value. The amortization is recorded as non-cash interest expense. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and must be applied retrospectively to all periods presented. We adopted FSP APB 14-1 as of July 1, 2009 and have applied it retrospectively to our 2.875% Senior Convertible Notes due 2027 (“Notes”) for fiscal years 2009, 2008 and 2007, as required.
The Company’s Notes issued June 27, 2007 and due June 30, 2027 are subject to FSP APB 14-1. As a result, the retrospective application of FSP APB 14-1 affects fiscal years 2007, 2008 and 2009; the Company is required to record the liability portion of the Notes at their fair value as of the date of issuance and amortize the discount into interest expense over the life of the Notes during the periods in which the Notes are outstanding. There will be no effect, however, on the Company’s cash interest payments.
Also as previously disclosed in the Original 2009 Form 10-K, in December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51 (“SFAS 160”). The purpose of SFAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements. The most significant provisions of this statement result in changes to the presentation of noncontrolling interests in the consolidated financial statements. We implemented SFAS 160 as of July 1, 2009. The adoption of this statement impacted the manner in which we present noncontrolling interests related to our 76% purchase of Optima S.A. on June 30, 2009, but did not impact our consolidated financial position or results of operations.
The impact of the adoption of these standards is reflected in the following sections of 2009 Form 10-K which have been revised and are included as Exhibits 99.1, 99.2 99.3, 99.4 and 99.5 (collectively, the “Exhibits”) to this Current Report on Form 8-K:
•	Part I, Item 1A. Risk Factors (Exhibit 99.1);

•	Part II, Item 6. Selected Financial Data (Exhibit 99.2);

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (Exhibit 99.3)

•	Part II, Item 7A. Quantitative and Qualitative Disclosures about Market Risk (Exhibit 99.4); and

•	Part II, Item 8. Financial Statements (Exhibit 99.5).

Because this Report is being filed only for the purposes described above, and only affects the items specified above, the other information contained in the Original 2009 Form 10-K remain unchanged. No attempt has been made in this Report to modify or update disclosures in the Original 2009 Form 10-K except as described above. Accordingly, this Report should be read in conjunction with the Original 2009 Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Original 2009 Form 10-K.
9.01 Financial Statements and Exhibits
The following Exhibits filed with this Report and incorporated herein by reference update and supersede those portions of the 2009 Form 10-K that are affected by the adoption of FSP APB 14-1 and SFAS 160. No other information in the Original 2009 Form 10-K has been updated for events or developments that have occurred subsequent to the filing of the Original 2009 Form 10-K with the SEC. For developments since the filing of the Original 2009 Form 10-K, refer to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 and our Forms 8-K filed subsequent to September 3, 2009. The information in this Report, including the Exhibits, should be read in conjunction with the Original 2009 Form 10-K and the Company’s subsequent filings with the SEC
(d)	Exhibits

23.1	Consent of Ernst & Young LLP

99.1	Risk Factors (adjusted to reflect the retrospective application of FSP APB 14-1 and SFAS 160)

99.2	Selected Financial Data (adjusted to reflect the retrospective application of FSP APB 14-1 and SFAS 160)

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations (adjusted to reflect the retrospective application of FSP APB 14-1 and SFAS 160)

99.4	Quantitative and Qualitative Disclosures About Market Risk (adjusted to reflect the retrospective application of FSP APB 14-1 and SFAS 160)

99.5	Financial Statements (adjusted to reflect the retrospective application of FSP APB 14-1 and SFAS 160)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: November 20, 2009	By:	/s/ Randy Underwood
		Name:	Randy Underwood
		Title:	Executive Vice President and Chief Financial Officer